UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 25, 2015
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On March 25, 2015, David Wahl, age 70, was appointed to the Board of Directors of Silver Dragon Resources Inc. (the “Company”). Mr. Wahl was appointed to fill the vacancy on the Board of Directors created by the resignation of Glen MacMullin, who as reported in an 8-K filed with the Securities and Exchange Commission on April 3, 2014, resigned as a Director of the Company on March 31, 2014 for personal reasons.

            Since 1995, Mr. Wahl has been the President and Chief Executive Officer of Southampton Associates - Consulting Engineers & Geoscientist, a private consulting concern specializing in mining and technical issues for corporate clients, financial institutions and governments. Since November 2009, Mr. Wahl has served as a member of the Board of Directors of Li3 Energy, Inc. an exploration company in the lithium and potassium mining sector, based in South America. Li3 Energy’s common stock is quoted on the OTCQB.

            Since April 2012, Mr. Wahl has served as a Director of Renforth Resources Inc. (TSX-V). Since 2010, Mr. Wahl has served as a Director of Femin Inc. (Frankfurt). From February 2006 to August 2009, Mr. Wahl served as a Director of Temex Resources Corp. From July 2006 to June 2010, Mr. Wahl was a Director for DNI Metals Inc. (TSX-V), formerly Dumont Nickel. From August 2006 to August 2009, Mr. Wahl was the President, Chief Executive Officer and a Director for Latin American Minerals Inc. (TSX-V). Mr. Wahl also has served in a technical advisory capacity to certain financial institutions, government agencies, and national legal and accounting firms.

            From March 1995 to March 1998, Mr. Wahl served as a Director of the Prospectors and Developers Association where he provided independent peer review of the OSC/TSE Mining Standard Task Force and for Canadian National Instrument 43-101. Mr. Wahl also contributed to a similar review process as co-chair of the Professional Engineers of Ontario Review Committee. Mr. Wahl is a graduate of the Colorado School of Mines and received a degree as an Engineer of Mines in 1968. Mr. Wahl is also a member of the Institute of Corporate Directors, a Self-Regulatory Professional Institute.

            There is no understanding or arrangement between Mr. Wahl and any other person pursuant to which Mr. Wahl was appointed as a member of the Board of Directors. Mr. Wahl does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

            The Company’s press release dated April 1, 2015 is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Silver Dragon Resources Inc. dated April 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: April 8, 2015	/s/ Marc Hazout
By: Marc Hazout, President & CEO